EXHIBIT 77Q1(e)

INVESTMENT ADVISORY CONTRACTS

The following documents are attached:

* Letter agreement terminating management of International Large-Cap
Portfolio

* Letter agreement terminating management of Telecommunications
Portfolio

* Letter agreement terminating management of Global Growth Portfolio

* Letter agreement terminating management of Research Portfolio


The following documents are included in Registrant's Form Type N-1A/A and N-1A/B and incorporated by reference herein:


* Portfolio Management Agreement for Goldman Sachs Asset Management,
L.P. /1/

* Portfolio Management Agreement for Van Kampen /2/

* Amendment to Advisory Agreement for Emerging Markets /2/

* Addendum to Advisory Agreement for Small-Cap Value and Short Duration
Bond /1/

* Portfolio Management Agreement for PIMCO Advisors Retail Holdings LLC and NFJ Investment Group L.P. /1/

* Fee Schedule to Portfolio Management Agreement for AIM Capital
Management,Inc. /1/

* Amendment to Advisory Agreement for I-Net Tollkeeper /2/

* Addendum to Advisory Agreement for Telecommunications, Global Growth and Research /3/

* Fee Schedule to Portfolio Management Agreement - Goldman Sachs Asset Management, L.P. /4/

* Fee Schedule to Portfolio Management Agreement - Lazard Asset
Management LLC /4/

* Fee Schedule to Portfolio Management Agreement - Lazard Asset
Management LLC /4/

/1/ Included in registrant's form type N-1A/B, Accession No. 0001017062-03-001028 filed on April 30, 2003 and incorporated by reference herein.

/2/ Included in registrant's form type N-1A/A, Accession No. 0001193125-03-057905 filed on
October 3, 2003 and incorporated by reference herein.

/3/ Included in registrant's form type N-1A/B, Accession No. 0001193125-03-095803 filed on
December 17, 2003 and incorporated by reference herein.

/4/ Included in registrant's form type N-1A/A, Accession No. 0000892569-04-000214 filed on
February 24, 2004 and incorporated by reference herein.



[ Pacific Life Letterhead ]



ROBIN S. YONIS
Assistant Vice President
Investment Counsel
Law Department
Office: (949) 219-6767
Fax: (949) 219-3706
Email: Robin.Yonis@PacificLife.com
December 10, 2003

VIA OVERNIGHT MAIL AND FACSIMILE
Ms. Teri Smith
Capital Guardian Trust Company
333 S. Hope Street
Los Angeles, CA 90071

Re:Pacific Select Fund, International Large-Cap Portfolio

Dear Ms. Smith:

This is to advise you that Pacific Life Insurance Company, as the Funds' adviser, is hereby instructing Capital Guardian Trust Company ("Capital Guardian") to stop trading in the Pacific Select Fund International Large-Cap Portfolio, effective immediately. We plan to begin the transitioning of the portfolio in a few days and we need all trades to settle before we can begin.

So, please advise all Capital Guardian employees with trading authority for the Pacific Select Fund International Large-Cap
Portfolio to cease all trading activity effective immediately.

We expect that Capital Guardian will continue to vote any proxies that are required to be voted, and continue to advise us if there are any special corporate actions, exchange offers or other special scenarios which require attention, until the sub advisory contract terminates with respect to the above portfolio/fund and continue to provide such other assistance as may be required. As you have been previously advised, the contract terminates effective the close of business on December 31, 2003.

If you have any questions, please contact me.

Sincerely,

/s/ ROBIN S. YONIS

cc: 	Pacific Life Insurance Company
	Ted Benedict
	Howard Hirakawa
	Kevin Steiner


[ Pacific Life Letterhead ]


ROBIN S. YONIS
Assistant Vice President
Investment Counsel
Law Department
Office: (949) 219-6767
Fax: (949) 219-3706
Email: Robin.Yonis@PacificLife.com



December 16, 2003

VIA OVERNIGHT MAIL AND FACSIMILE
Ms. Tanya M Balderston
INVESCO Funds Group, Inc.
4350 South Monaco Street
Denver, CO 80237

Re:	Pacific Select Fund, Telecommunications Portfolio merger into
	Pacific Select Fund, Technology Portfolio
	(Collectively, the "Funds")

Dear Ms. Balderston:

This is to advise you that Pacific Life Insurance Company, as the Funds' adviser, is hereby instructing INVESCO Funds Group ("INVESCO") to stop trading in the Pacific Select Fund Telecommunications Portfolio, effective immediately. We plan to begin the transitioning of the Funds in a few days and we need all trades to settle before we can begin.

Accordingly, please advise all INVESCO employees with trading authority for the Pacific Select Fund Telecommunications Portfolio to cease all trading activity effective immediately except to close any options, futures or forward settlement transactions by 12-31-03.

We expect that INVESCO will continue to vote any proxies that are required to be voted, and continue to advise us if there are any special corporate actions, exchange offers or other special scenarios which require attention, until the sub advisory contract terminates with respect to the Telecommunications Portfolio and continue to provide such other assistance as may be required. As you have been previously advised, the contract, with respect to the Pacific Select Fund, Telecommunications Portfolio, will terminate effective the close of business on December 31, 2003.

If you have any questions, please contact me.

Sincerely,

/s/ ROBIN S. YONIS

cc:	Chris Girvin,  INVESCO Funds Group, Inc.
	Ted Benedict, Pacific Life Insurance Company
	Howard Hirakawa, Pacific Life Insurance Company
	Kevin Steiner, Pacific Life Insurance Company




[ Pacific Life Letterhead ]



ROBIN S. YONIS
Assistant Vice President
Investment Counsel
Law Department
Office: (949) 219-6767
Fax: (949) 219-3706
Email: Robin.Yonis@PacificLife.com




December 15, 2003

VIA OVERNIGHT MAIL AND FACSIMILE

Ms. Rosemary Horgan
MFS Investment Management
500 Boylston Street, 2st 1 Floor
Boston, MA  02116

Re:	Pacific Select Fund, Global Growth Portfolio merger into
	Pacific Select Fund, International Large-Cap Portfolio Pacific Funds, PF MFS Global Growth Fund change to Pacific Funds, PF MFS International Large-Cap Fund (Collectively, the "Funds")

Dear Ms. Horgan:

This is to advise you that Pacific Life Insurance Company, as the Funds' adviser, is hereby instructing MFS Investment Management ("MFS") to stop trading in the Pacific Select Fund Global Growth Portfolio and the Pacific Funds, PF MFS Global Growth Fund, effective immediately. We plan to begin the transitioning of the Funds in a few days and we need all trades to settle before we can begin.

Accordingly, please advise all MFS employees with trading authority for the Pacific Select Fund Global Growth Portfolio and Pacific Funds' PF MFS Global Growth Fund to cease all trading activity effective immediately except to close any futures, options, or forward settle positions by 12-31-2003.

We expect that MFS will continue to vote any proxies that are required to be voted, and continue to advise us if there are any special corporate actions, exchange offers or other special scenarios which require attention, and continue to provide such other assistance as may be required. MFS may begin to trade the restructured Funds as of 1-2-2004.

If you have any questions, please contact me.

Sincerely,

/s/ ROBIN S. YONIS

cc:	John Cislo, MFS
	Erik Lindahl, MFS
	Mike MacNaught, MFS
	Ted Benedict, Pacific Life
	Howard Hirakawa, Pacific Life
	Kevin Steiner, Pacific Life



[ Pacific Life Letterhead ]



ROBIN S. YONIS
Assistant Vice President
Investment Counsel
Law Department
Office: (949) 219-6767
Fax: (949) 219-3706
Email: Robin.Yonis@PacificLife.com



December 15, 2003

VIA OVERNIGHT MAIL AND FACSIMILE
Mr. Brian Lighty
Putam Investment Management LLC
Client Services Associate
2 Liberty Square
Boston, MA  02109

Re:	Pacific Select Fund, Research Portfolio
	Pacific Funds, PF Putnam Research Fund
	(Collectively, the "Funds")

Dear Mr. Lighty:

This is to advise you that Pacific Life Insurance Company, as the Funds' adviser, is hereby instructing Putnam Investment Management, LLC ("Putnam") to stop trading in the Pacific Select Fund Research Portfolio and the Pacific Funds, PF Putnam Research Fund, effective immediately. We plan to begin the transitioning of the Funds in a few days and we need all trades to settle before we can begin.

Accordingly, please advise all Putnam employees with trading authority for the Pacific Select Fund Research Portfolio and Pacific Funds' PF Putnam Research Fund to cease all trading activity effective immediately.

We expect that Putnam will continue to vote any proxies that are required to be voted, and continue to advise us if there are any special corporate actions, exchange offers or other special scenarios which require attention, until the sub advisory contract terminates with respect to the above Funds and continue to provide such other assistance as may be required. As you have been previously advised, the contract, with respect to the above Funds, terminate effective the close of business on December 31, 2003.

If you have any questions, please contact me.

Sincerely,

/s/ ROBIN S. YONIS

cc:	Putnam Investment Management, LLC
	Joyce Donadio
	Eric Levy
	Pacific Life Insurance Company
	Ted Benedict
	Howard Hirakawa
	Kevin Steiner